UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

 CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243
     (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

     On October 1, 2007, the Company entered into an Amended and Restated Loan and Security Agreement (the “Amended Credit Agreement”) with SWC Services LLC, as initial lender and administrative agent, the other lenders who become a party to the Amended Credit Agreement from time to time (collectively, the “Lenders”), and AGM, LLC as Additional Collateral Agent.

     Pursuant to the terms of the Amended Credit Agreement, the Company had the right to draw on November 1, 2007, up to an additional $2.325 million under the term loan for its working capital needs. On October 31, 2007, the Company borrowed $2.285 million of this amount, and the remainder of the commitment expired. See the Current Report on Form 8-K filed by the Company with the SEC on October 2, 2007 for a description of the terms of the term loan under the Amended Credit Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: November 1, 2007	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer